UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Sleep Number Corporation

(Exact name of registrant as specified in its charter)

Minnesota	000-25121	41-1597886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 3rd Avenue South, Minneapolis, MN 55404

(Address of principal executive offices) (Zip Code)

(763) 551-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 20-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on June 12, 2026, Sleep Number Corporation (“Sleep Number” or the “Company”) and its subsidiaries (together with Sleep Number, the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the cases (the “Chapter 11 Cases”) under the caption In re: Sleep Number Corporation, et al., Case No. 26-11399.

As previously disclosed, on July 18, 2026, the Company entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Purchase Agreement”) with SNBR, Inc., a wholly-owned subsidiary of Sleep Country Canada Inc. (in such capacity, the “Purchaser”) and Sleep Country Canada Inc. pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”). The description of the Amended and Restated Purchase Agreement, including the amount of consideration payable for the Assets, is included in the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2026, which is incorporated by reference herein. On July 21, 2026, the Bankruptcy Court entered an order (the “Sale Order”) approving the Company’s entry into the Amended and Restated Purchase Agreement and authorizing the Debtors to consummate and close the sale of the Assets pursuant to and in accordance with the Sale Order and the Amended and Restated Purchase Agreement.

On July 31, 2026, the parties consummated and closed the Asset Sale. Cash proceeds from the Asset Sale were $529.5 million, of which (i) approximately $267.4 million were distributed to repay the “debtor-in-possession” term loans and roll-up loans provided by certain of the Company’s prepetition lenders, together with certain other fees and expenses and (ii) $10.0 million was deposited into an escrow account to settle post-closing adjustments pursuant to the Amended and Restated Asset Purchase Agreement. The Company does not expect that there will be any proceeds available for distribution to the Company’s stockholders either in connection with the Asset Sale or the ultimate settlement of claims under the plan of liquidation. Upon effectiveness of the plan, the Company’s outstanding common stock will be cancelled.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company is unable to prepare pro forma financial information reflecting the transaction described in Item 2.01 of this Current Report without unreasonable effort or expense, and therefore such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934. As a “debtor-in-possession” under the Bankruptcy Code, the Company files publicly available monthly operating reports with the Bankruptcy Court, which reports include financial statements that are limited in scope and prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Company cautions investors and potential investors not to place undue reliance upon the information contained in the monthly operating reports, which are not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.

(d) Exhibits

Exhibit Number	Description

10.1*	Amended and Restated Asset Purchase Agreement, dated as of July 18, 2026, by and between the Company, the Purchaser and for certain sections therein, Sleep Country Canada Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Sleep Number Corporation (Registrant)

Date: August 3, 2026	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer